CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 554 and Amendment No. 557 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated September 23, 2025 on the financial statements and financial highlights of Bushido Capital US Equity ETF and Bushido Capital US SMID Cap Equity ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 20, 2025